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                                                                      Exhibit 21
                                                                      ----------
                                  VARIAN, INC.
                         SUBSIDIARIES OF THE REGISTRANT
                                Fiscal Year 2001
                                ----------------


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                                                        State or Other Jurisdiction
                                                        ---------------------------
Subsidiary                                           of Incorporation or Organization
----------                                           --------------------------------
Chrompack, Inc.                                                 New Jersey
Intralab Instrumentacao Analitica Limitada                      Brazil
JMBS, Inc.                                                      Delaware
JEM'SY                                                          France
Varian (Shanghai) International Trading Co. Ltd.                China
Varian A.G.                                                     Switzerland
Varian AB                                                       Sweden
Varian Argentina, Ltd.                                          Delaware
Varian Australia Pty. Ltd.                                      Australia
Varian Australia, LLC                                           Delaware
Varian B.V.                                                     The Netherlands
Varian Belgium N.V.                                             Belgium
Varian Canada Inc.                                              Canada
Varian Deutschland GmbH                                         Germany
Varian FSC, Inc.                                                Barbados
Varian Gessellschaft mbH                                        Austria
Varian Holdings (Australia) Pty. Limited                        Australia
Varian Iberica S.L.                                             Spain
Varian India Pvt. Ltd.                                          Delaware
Varian Industria E. Comercio Limitada                           Brazil
Varian Instruments of Puerto Rico, Inc.                         Delaware
Varian Inter-American Corp.                                     California
Varian J.M.B.S., S.A.S.                                         France
Varian Limited                                                  United Kingdom
Varian S.A.                                                     France
Varian S.A.                                                     Mexico
Varian S.p.A.                                                   Italy
Varian Technologies Asia, Ltd.                                  Delaware
Varian Technologies China, Ltd.                                 Delaware
Varian Technologies Japan, Ltd.                                 Delaware
Varian Technologies Korea, Ltd.                                 Korea
Varian Technologies, C.A.                                       Venezuela

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All of the above subsidiaries are included in the Company's consolidated financial statements. The names of certain consolidated subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.